Russell D. Robinson, CPA                                          Richmond Plaza
Charles L. Tefertiller, CPA                    4200 East Skelly Drive, Suite 560
Norman C. Cross, Jr., CPA 1926-1985                        Tulsa, OK  74135-3209
                                                             Phone: 918 492-8800
                                                               Fax: 918 492-8808
                                                        www.crossandrobinson.com

                                Cross & Robinson
                            Accountants and Auditors

                         Consent of Independent Auditor

ArchivalCD, Inc.:

     We hereby consent to the use in this registration statement on Form SB-2 of our report dated June 15, 2001, relating to the financial statements of
ArchivalCD, Inc., and to the reference to our Firm under the caption "Consents of Experts" in the Prospectus.

                                                    CROSS AND ROBINSON
                                                   /s/ Cross and Robinson
                                                    Certified Public Accountants
                                                    Tulsa, Oklahoma

July 13, 2001

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                           A PROFESSIONAL CORPORATION